Exhibit 99.1

China Agritech, Inc. Reports 109% Revenue Growth for the First Quarter of 2010

— Free cash flow was $8.3 million —

BEIJING, May 10, 2010 - China Agritech, Inc. (NASDAQ: CAGC) (“China Agritech”, or the “Company”), a leading organic compound fertilizer manufacturer and distributor in the People’s Republic of China, today announced its unaudited financial results for the first quarter ended March 31, 2010.

Financial Highlights

➢	Net revenue increased 109% year-over-year to $15.3 million;
➢	Gross profit increased 90% year-over-year to $6.4 million on a 41.6% gross margin;
➢	Excluding non-cash charges reflecting the change in fair value of warrants issued and stock compensation of $9.6 million, non-GAAP net income increased 210% year-over-year to $3.3 million;
➢	Non-GAAP fully diluted EPS $0.18, up 100% from $0.09 in 2009, on a higher weighted average number of shares outstanding;
➢	GAAP net loss was $6.4 million, or $0.37 loss per diluted share;
➢	Cash and cash equivalents were $28.7 million;
➢	Net cash flow from operation was $8.3 million for the first quarter.

Mr. Yu Chang, Chief Executive Officer of China Agritech, commented, “We are excited to report another strong quarter. First quarter is typically the slow season. However, our liquid and granular fertilizer sales remained strong. As severe climate changes and natural disasters continue to unfold in many parts of the agricultural provinces in China, agricultural product supplies becomes increasingly important in balancing demand for an already undersupplied population. With the increasing acceptance of organic fertilizers among Chinese farmers, we are confident that our liquid and granular organic fertilizer bundle will continue to help farmers increase their yields.”

First Quarter 2010 Results

Summary of Financial Results
 (Thousand US dollars, except earnings per share)

	For the Three Months
	Ended March 31,
	2010	2009
Total revenue	$15,354	$7,347
GAAP Net income (Loss)	(6,365)	1,053
Stock-based compensation	155	—
Loss on change in fair value of warrants	9,477	—
Adjustments to the Net Income	9,632	—
Non-GAAP Net Income	3,267	1,053
GAAP Diluted (loss)earning per share	(0.37)	0.09
Adjustment to diluted EPS	0.55	0.00
Non-GAAP diluted EPS	0.18	0.09

Net revenue for the first quarter of 2010 grew by 109% to $15.3 million from sales in the first quarter of 2009 of $7.3 million. Revenues in the first quarter of 2010 were approximately derived equally from organic liquid and organic granular sales.  Liquid sales of $8.1 million were 11% higher than the same quarter last year primarily due to new markets established in the southern and central parts of the country. Sales of our new granular products were $7.2 million in 2010 whereas there were no granular sales in the first quarter of 2009.

Gross profit increased 90% year-over-year to approximately $6.4 million. Gross margin for the quarter was 42%, down from 46 in the first quarter of 2009. The lower gross margin was primarily due to the change in the product mix as the Company introduced granular organic compound fertilizer in the second half of 2009. Granular organic fertilizer carries a lower margin than liquid organic fertilizer, but presents a substantially larger market. Organic granular fertilizer and organic liquid fertilizer products recorded 29% and 53% gross profit margin, respectively, in the first quarter of 2010.

Selling expenses were $0.6 million, or 4% of revenue compared with $0.4 million and 6% of revenue in the first quarter of 2009.

Operating and administrative expenses during the quarter were $1.6 million, compared with $0.98 million in the first quarter of fiscal year 2009. The increase in operating and administrative expenses was mostly due to more legal, professional and listing fees for the Company listing its shares on the Global Market of Nasdaq, higher personnel expenses, and non-cash compensation charges for the issuance of stock options. The percentage of operating and administrative expenses decreased to 10% in the first quarter of 2010 from 13% in the first quarter of 2009. The percentage decrease was mainly attributable to effective cost control measures and greater operational leverage as the top line continues to rise.

Income from operations was approximately $4.3 million in the first quarter, up 115% from $2.0 million in the same quarter of last year. Operating margin for the 2010 first quarter was 28%, compared with the 27% in the first quarter last year. Higher sales combined with effective cost controls, resulted in the rise in operating income.

GAAP net loss was $6.4 million, with diluted loss per share of $0.37, compared with net income of $1.3 million and diluted earnings per share of $0.09 in the first quarter of 2009. Excluding non-cash charges for the change in fair value of warrants issued and stock compensation, non-GAAP net income attributable to common stockholders for the first quarter of 2010 was $3.3 million, up 210% from the same period last year. Non-GAAP diluted earnings per share were $0.18 versus $0.09 for the same quarter in 2009. Diluted weighted average number of shares (GAAP basis) outstanding for the first quarter of 2010 were 17.0 million compared with diluted weighted average number of shares outstanding of 12.3 million in the first quarter of 2009.

As of March 31, 2010, the Company had cash and cash equivalents of $28.7 million as compared to $20.3 million on December 31 2009. Net cash flow from operating activities was $8.3 million.

Recent Events

Subsequent to the first quarter of 2010, on May 4th, China Agritech completed an offering of 1,420459 shares of common stocks, including the over allotment, at a price of $16.10 per share. The Company received gross proceeds of approximately $23.0 million. Net proceeds from this offering are expected to establish branded large-scale distribution centers, and the remaining net proceeds, if any, will be used for working capital and general corporate purposes.

Business Outlook

The Company reiterates its guidance for the year ending December 31, 2010 with revenues expected to reach approximately $114 million and non-GAAP net income, which excludes the change in the fair value of warrants issued and stock-based compensation, of approximately $23.5 million, representing a year-over-year growth of 50% and 45% on revenues and non-GAAP net income respectively. These targets are based upon the Company's current views on operating and market conditions, which are subject to change. This guidance follows 68.3% revenue growth in 2009. The Company will periodically update this guidance.

“We remain confident that 2010 will be another strong year for us, as our production capacity is expanding and market acceptance for our granular organic fertilizer is growing. We will continue to strengthen our channels and services to attract more farmers to test and adopt our products. As the Chinese government continues to increase agricultural investment, agricultural material subsidies directly for farmers to purchase fertilizers are expected to increase year-by-year. After seven consecutive years of grain harvest, the overall fertilizer consumption is likely to remain at a high level in 2010. We continue to position ourselves as a greener and more sustainable alternative to chemical fertilizers. We look forward to chipping away market shares from our chemical counterparts in 2010,” Mr. Yu Chang, Chairman and Chief Executive Officer of China Agritech concluded.

Conference Call

The Company will host a conference call, to be simultaneously web cast, on Monday, May 10, 2010 at 8:00 a.m. Eastern Daylight Time, or 8:00 p.m. Beijing Time.

To participate, please call the following phone numbers:

United States	1-866-519-4004

China, Domestic	800-819-0121-Landline

Hong Kong	852-2475-0994

Canada	866-386-1016

International Toll Dial-In Number:  +656-723-9381

Conference ID # 73237864

A live web cast of the conference call will be available on China Agritech's website at http://www.chinaagritechinc.com. Please visit the website at least 15 minutes early to register for the web cast and download any necessary audio software.

A web cast replay will be available on the Company’s website, and the call replay will be available through Monday, May 17, 2010 at 11:59 p.m. EDT. To access the replay, please call the following phone numbers:

United States Dial-In #:	1-866-214-5335

Canada Dial-In #:	1-800-301-5423

China North Dial-In #:	10-800-714-0386

China South Dial-In #:	10-800-140-0386

Hong Kong Dial-In #:	800-901-596

International Dial-In #:	+61 2 8235 5000

Conference ID # 73237864

About China Agritech, Inc.
China Agritech, Inc. is engaged in the development, manufacture and distribution of liquid and granular organic compound fertilizers and related products in China. The Company has developed proprietary formulas that provide a continuous supply of high-quality agricultural products while maintaining soil fertility. The Company sells its products to farmers located in 28 provinces of China.

For more information about the Company, please visit http://www.chinaagritechinc.com.

Safe Harbor Statement
This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions, future operating results of the Company, capital expenditures, expansion and growth opportunities, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the SEC. Except as required by law, China Agritech is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
The Company makes reference to non-GAAP financial measures. Management believes that investors may find it useful to review our financial results that exclude the non-cash expenses of stock based compensation and change in fair value of warrants issued to The Carlyle Group as a result of the adoption of a Financial Accounting Standards Board's ("FASB") ASC 815 (EITF 07-05) accounting standard effective from January 1 2009.

Management believes that these non-GAAP financial measures are useful to investors in that they provide supplemental information to possibly better understand the underlying business trends and operating performance of the Company. The Company uses these non-GAAP financial measures to evaluate operating performance. However, non-GAAP financial measures should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP.

For more information, please contact:

In China:
Mr. Gareth Tang
Chief Financial Officer
China Agritech, Inc.
gareth@chinaagritech.com

In the U.S.:
Mr. Kevin Theiss
Investor Relations
Grayling
+1-646-284-9409
kevin.theiss@grayling.com

- Tables to follow -

CHINA AGRITECH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	MARCH 31, 2010	DECEMBER 31, 2009
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$28,670,837	$20,313,089
Accounts receivable, net	43,341,716	39,256,098
Inventories	13,607,662	6,606,095
Advances to suppliers	12,889,971	25,348,687
Prepayments and other receivables	2,864,593	2,287,220
Total Current Assets	101,374,779	93,811,189

Property, plant and equipment, net	5,836,267	5,980,696
Construction in progress	424,128	424,006
Intangible assets, net	381,926	397,507

Total Assets	108,017,100	$100,613,398
LIABILITIES AND STOCKHOLDERS’S EQUITY
Current Liabilities
Accounts payable	$4,014,855	$62,616
Accrued expenses and other payables	1,603,498	1,394,357
Warrant liabilities	29,635,346	20,157,869
Taxes payable	1,616,406	1,695,665

Total Current Liabilities	36,870,105	23,310,507

Stockholders’ Equity
Preferred stock: $0.001 par value, 10,000,000 shares authorized, none issued	—	—
Common stock: $0.001 par value; 100,000,000 shares authorized, 17,002,542 shares issued and outstanding as of March 31, 2010 and December 31, 2009	17,003	17,003
Additional paid in capital	34,853,025	34,698,079
Statutory reserves	2,195,818	2,195,818
Accumulated other comprehensive income	5,777,832	5,723,265
Retained earnings	28,303,317	34,668,726

Total Equity	71,146,995	77,302,891

Total Liabilities and Stockholders’ Equity	$108,017,100	$100,613,398

CHINA AGRITECH, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

FOR THREE MONTHS ENDED	MARCH 31, 2010	MARCH31, 2009
Net revenue	$15,353,857	$7,347,376

Cost of revenue	(8,970,221)	(3,978,685)

Gross profit	6,383,636	3,368,691

Operating expenses:
Selling expenses	(559,769)	(405,719)
Operating and administrative expenses	(1,562,001)	(983,675)

Total operating expenses	(2,121,770)	(1,389,934)

Income from operations	4,261,866	1,979,297

Other income/(expenses):
Interest income	11,346	2,573
Exchange (loss)/gain, net	(165)	(447)
Changes in fair value of warrants classified as derivatives	(9,477,477)	-
Total other income/(expense), net	(9,466,296)	2,126

(Loss)/Income before income taxes	(5,204,430)	1,981,423

Income tax expenses	(1,160,979)	(714,278)

Net (loss)/ income	(6,365,409)	1,267,145

Net income attributable to non-controlling interest	-	(214,283)

Net (loss)/income attributable to China Agritech stockholders	$(6,365,409)	$1,052,862

(Loss)/Earnings per share attributable to China Agritech common stockholders:
- Basic	$(0.37)	$0.09
- Diluted	$(0.37)	$0.09

Weighted average shares outstanding:
- Basic	17,002,542	12,349,808
- Diluted	17,002,542	12,349,808

*as retroactively adjusted for the 1-for-4 reverse stock split on September 8, 2009 and the 2-for-1 forward stock split on February 1, 2010.

CHINA AGRITECH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THREE MONTHS ENDED	MARCH 31, 2010	MARCH 31, 2009

Cash flows from operating activities:
Net (loss)/ income	$(6,365,409)	$1,267,145
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation	154,947	—
Depreciation and amortization of property, plant and equipment	190,116	152,442
Amortization of intangible assets	15,708	—
Allowance for doubtful debts	(437)	—
Changes in fair value of warrants classified as derivatives	9,477,477	—
Decrease / (Increase) in current assets:
Accounts receivable	(4,085,181)	(1,287,193)
Inventories	(7,001,568)	(6,460,298)
Advances to suppliers	12,458,716	215,676
Prepayments and other receivable	(577,372)	170,089
(Decrease) / Increase in current liabilities:
Accounts payable	3,952,239	369,294
Tax payables	(79,259)	13,053
Accrued expenses and other payables	209,142	154,357
Net cash used in operating activities	8,349,119	(5,405,435)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(45,687)	(598)
Deposit paid for acquisition of non controlling interest	—	(1,000,000)
Net cash used in investing activities	(45,687)	(1,000,598)

Effect of exchange rate change on cash and cash equivalents	54,316	(62,947)

Net increase/ (decrease) in cash and cash equivalents	8,357,748	(6,468,980)
Cash and cash equivalents, beginning of period	20,313,089	11,952,235

Cash and cash equivalents, end of period	$28,670,837	$5,483,255

Supplement disclosure of cash flow information:
Cash paid for income tax	$1,282,063	$714,278
Non cash Investment and Financing Activity
Acquisition of non-controlling interest funded by issuance of stock	—	$(1,000,000)

The following table shows statement of income data on a GAAP and non-GAAP basis reconciling the GAAP financial measures that are most directly comparable to non-GAAP financial measures.  The non-GAAP adjusted net income and earnings per share information should not be considered an alternative to, or more meaningful than, net income and earnings per share as determined in accordance with GAAP, since it omits the impact of the change in fair value of warrants. Management believes that the presentation of this non-GAAP financial measure is warranted and useful to its stockholders because it provides an additional analytical tool for understanding the Company’s financial performance by excluding certain items that may obscure trends in the core operating performance of the Company’s business.

	Three Months Ended
	March 31
	2010	2009
Adjusted Net Income available to Common shareholders -non-GAAP	$3,267,015	$1,052,862
Subtract:
Change in fair value of warrants	$(9,477,477)	$0
Stock based compensation	$(154,947)	0
Net Income (Loss) -GAAP	$(6,365,409)	$1,052,862
Adjusted basic earning per share non-GAAP	$0.19	$0.09
Subtract:
Change in fair value of warrant	$(0.56)	$0.00
Stock based compensation	$(0.00)	$0.00
Basic earning per share - GAAP	$(0.37)	$0.09
Adjusted diluted earning per share non-GAAP	$0.18	$0.09
Subtract:
Change in fair value of warrant	$(0.55)	$0.00
Stock based compensation	$(0.00)	$0.00
No dilution effect because of loss	$0.01	$0.00
Diluted earning per share-GAAP	$(0.37)	0.09
Weighted average number of shares – GAAP*
Basic	17,002,542	12,349,808
Diluted	17,002,542	12,349,808
Weighted average number of shares - non GAAP*
Basic	17,002,542	12,349,808
Diluted	17,992,535	12,349,808

*as retroactively adjusted for the 1-for-4 reverse stock split on September 8, 2009 and the 2-for-1 forward stock split on February 1, 2010.